Exhibit 99.1

Mawson Infrastructure Group Inc. Releases Preliminary Unaudited Results for Fourth Quarter and Fiscal Year 2025

Company Reaches Settlements in Two Separate Pending Litigation Cases to Resolve Large

Portion of Potential Financial Liability

MIDLAND, Pa., February 6, 2026 — Mawson Infrastructure Group, Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”) (Nasdaq: MIGI) today announced preliminary, unaudited financial results for the Fourth Quarter and Fiscal Year ended December 31, 2025.

Preliminary Estimated Results for the Fourth Quarter and Year Ended December 31, 2025

Our expectations with respect to our revenue, cost of revenues, gross profit, gross profit margin and net loss for the fourth quarter and year ended December 31, 2025 discussed below are based upon management estimates for the period. Our expectations are subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audit of our consolidated financial statements for the year ended December 31, 2025. Following the completion of our financial closing process and the audit of our consolidated financial statements, we may report revenue, cost of revenues, gross profit, gross profit margin and net loss for the year ended December 31, 2025 that could differ from our expectations, and the differences could be material.

The expectations set forth below have been prepared by, and are the responsibility of, our management. Wolf & Company, P.C., our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, Wolf & Company, P.C. does not express an opinion or any other form of assurance with respect thereto.

Preliminary Results for Fourth Quarter Ended December 31, 2025

Preliminary estimated revenues are expected to be approximately $3.2 million for the fourth quarter of 2025 compared with $15.1 million for the fourth quarter of 2024, a year-on-year decrease of 79%.

Preliminary estimated cost of revenues is expected to be approximately $4.3 million for the fourth quarter of 2025 compared with $10.4 million for the fourth quarter of 2024, a year-on-year decrease of 59%.

Preliminary estimated gross profit (loss) is expected to be approximately $(1.1) million for the fourth quarter of 2025 compared with $4.7 million for the fourth quarter of 2024, a year-on-year decrease of 123%.

Preliminary estimated gross profit margin is expected to be (33)% for the fourth quarter of 2025 compared with 31% for the fourth quarter of 2024.

Preliminary net loss is expected to be approximately $15.8 million for the fourth quarter of 2025 compared with $4.5 million for the fourth quarter of 2024, a year-on-year increase of 250%.

Preliminary Results for Year Ended December 31, 2025

Preliminary estimated revenues are expected to be approximately $39.8 million for 2025 compared with $59.3 million for 2024, a year-on-year decrease of 33%.

Preliminary estimated cost of revenues is expected to be approximately $22.4 million for 2025 compared with $39.0 million for 2024, a year-on-year decrease of 43%.

Preliminary estimated gross profit is expected to be approximately $17.3 million for 2025 compared with $20.3 million for 2024, a year-on-year decrease of 14%.

Preliminary estimated gross profit margin is expected to be 44% for 2025 compared with 34% for 2024.

Preliminary net loss is expected to be approximately $23.8 million for 2025 compared with $46.3 million for 2024, a year-on-year decrease of 49%.

Overall, our reduction in net loss for the year ended December 31, 2025 compared to the year ended December 31, 2024 is attributable to the following:

●	A reduction in operating expenses primarily due to a reduction in depreciation and amortization expense and stock-based compensation partially offset by an increase in selling, general and administrative costs.

●	A reduction in non-operating expenses primarily due to 2024 including a loss on deconsolidation of $12.4 million.

Mawson Settlements Announced

Mawson also announced today that it has reached a confidential settlement with Ionic Digital Mining LLC (“Ionic”) to resolve claims Ionic brought against Mawson and two of its subsidiaries related to a co-location agreement. In addition, the Company entered a separate, unrelated settlement to resolve a customer dispute over a hosting arrangement. Together, these resolutions eliminate a large portion of the Company’s potential financial liability going forward. Mawson made no admission of liability or wrongdoing in reaching either of these settlements.

“We are pleased to move forward from these pending cases and significantly reduce Mawson’s potential liability,” said Kaliste Saloom, Interim CEO and General Counsel of Mawson. “The clarity we now have on the future strength of our balance sheet will allow us to focus on driving operational execution and long-term growth for Mawson.”

About Mawson

Mawson is a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms. The company provides services spanning artificial intelligence (AI), high performance computing (HPC), digital assets (including Bitcoin mining), and other intensive compute applications. Mawson delivers both self-mining operations and colocation/hosting for enterprise customers, with a vertically integrated infrastructure model built for scalability and efficiency.

A core part of Mawson’s strategy is powering its operations with carbon-free energy resources—including nuclear power—ensuring that its compute platforms support the rapid growth of the digital economy in an environmentally sustainable way. With 129 megawatts of capacity already online and more under development, Mawson is positioning itself as a competitive provider of carbon-aware digital infrastructure solutions.

For more information about Mawson, visit: https://mawsoninc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding listing matters, potential financing activities, operational plans, legal proceedings, strategy, and other future events. Words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “may,” “will,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, continued evolution and uncertainty related to technologies and digital infrastructure; our ability to continue as a going concern; our ability to cure any continued listing deficiencies and maintain the listing of our common stock on Nasdaq; the availability of our “at-the-market” program and our ability or inability to secure additional funds through equity financing transactions; access to reliable and reasonably priced electricity sources; operational, maintenance, repair, safety, and construction risks; the failure or breakdown of mining equipment, or internet connection failure; our reliance on key management personnel and employees; our ability to attract or retain the talent needed to sustain or grow the business; our ability to develop and execute on our business strategy and plans; counterparty risks related to our customers, agreements and/or contracts; the loss of a significant digital colocation customer; adverse actions by creditors, debt providers, or other parties; continued evolution and uncertainty related to growth in blockchain and Bitcoin and other digital assets’ usage; high volatility in Bitcoin and other digital assets’ prices and in value attributable to our business; our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities; failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital; the evolution of AI and HPC market and changing technologies; the slower than expected growth in demand for AI, HPC and other accelerated computing technologies; the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment; the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned; downturns in the digital assets industry; counterparty risks and risks of delayed or delinquent payments from customers and others; inflation, economic or political environment; cyber-security threats; our ability to obtain proper insurance; banks and other financial institutions ceasing to provide services to our industry; changes to the Bitcoin and/or other networks’ protocols and software; the decrease in the incentive or increased network difficulty to mine Bitcoin; the increase of transaction fees related to digital assets; the fraud or security failures of large digital asset exchanges; the regulation and taxation of digital assets like Bitcoin; our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; how our common stock shares may and/or will be impacted by the dismissal of the involuntary petition filed against us in the United States Bankruptcy Court for the District of Delaware; material litigation, investigations, or enforcement actions, including by regulators and governmental authorities; and other risks described in Mawson’s filings with the SEC. Mawson undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this release, except as required by law. Additional information regarding these and other factors can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

Contact

Investor Relations

Mawson Infrastructure Group, Inc.

Investor Contact: IR@mawsoninc.com

Partnerships Contact: Partnerships@mawsoninc.com

Media and Press Contact: mediarelations@mawsoninc.com

Website: www.mawsoninc.com

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